Exhibit 4.1

FOURTEENTH AMENDMENT TO RIGHTS AGREEMENT

           THIS FOURTEENTH AMENDMENT, dated as of July 10, 2014 (this “Fourteenth Amendment”), to the Rights Agreement dated as of July 10, 2006, as amended (the “Rights Agreement”), is made by and between Wilhelmina International, Inc. (formerly New Century Equity Holdings Corp.), a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as rights agent (the “Rights Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Rights Agreement.

           WHEREAS,  Newcastle Partners, L.P. (“Newcastle”), Mark Schwarz (“Schwarz”), Lorex Investments AG (“Lorex”),  Dieter Esch (“Esch”) and certain other parties have filed a joint Schedule 13D (the “NP-Lorex Schedule 13D”) to reflect the existence of the voting agreement in respect of the composition and size of the board of directors of the Company as reflected in the Mutual Support Agreement dated August 25, 2008, as amended on October 18, 2010, between Newcastle Partners, L.P., Lorex Investments AG, Dieter Esch, Brad Krassner and Krassner Family Investments L.P. (the “Mutual Support Agreement”);

           WHEREAS, the Company desires to amend the Rights Agreement to clarify that any deemed beneficial ownership of shares of the Company’s common stock by one reporting person of the shares of the Company’s common stock directly held by another reporting person by virtue of the existence of the Mutual Support Agreement or of any Section 13(d) “group” among the reporting persons shall not affect any rights under the Rights Agreement;

           WHEREAS, the Company has instructed the Rights Agent to enter into this Fourteenth Amendment, and an officer of the Company has certified that this Fourteenth Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

           NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Fourteenth Amendment, and for other good and valuable consideration, the parties hereto agree as follows:

1.  Amendment of Section 1(a).  Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

           “Notwithstanding anything in this Rights Agreement to the contrary, none of the NP-Lorex Schedule 13D Reporting Persons shall be deemed to be an Acquiring Person solely by virtue of the Mutual Support Agreement or any Attributed Shares.”

2.  Amendment of Section 1(ee).  Section 1(ee) of the Rights Agreement is hereby amended by deleting Section 1(ee) in its entirety and replacing it with the following:

              “(ee) “TRIGGERING EVENT” means any Flip-in Event or Flip-over Event; provided, however, that no Triggering Event shall result solely by virtue of (i) the execution of the Wilhelmina Agreement, (ii) the acquisition of Common Shares pursuant to the Wilhelmina Agreement, (iii) the consummation of any other transactions contemplated by the Wilhelmina Agreement, (iv) the issuance of stock options to any Wilhelmina Seller or the exercise thereof by such Wilhelmina Seller, (v) the Krassner Purchases, (vi) any Wilhelmina Control Seller Coordination Activities, (vii) any Permitted Lorex Purchases, (viii) any Permitted Krassner L.P. Purchases, (ix) the Reported Chez Purchases, (x) any Permitted Additional Chez Purchases, (xi) the existence of the Mutual Support Agreement or (xii) any Attributed Shares.”

3.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended to add a new definition as subsection (rr) at the end thereof:

                “(rr)              “Attributed Shares” mean Common Shares that may be deemed to be Beneficially Owned by, or otherwise attributed to, a NP-Lorex Schedule 13D Reporting Person (but not owned directly by such NP-Lorex Schedule 13D Reporting Person) solely by virtue of the existence of the Mutual Support Agreement or such NP-Lorex Schedule 13D Reporting Person’s membership in an NP-Lorex Section 13(d) Group.”

4.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended to add a new definition as subsection (ss) at the end thereof:

                “(ss)              “Mutual Support Agreement” means the Mutual Support Agreement dated August 25, 2008, as amended on October 18, 2010, between Newcastle Partners, L.P., Lorex Investments AG, Dieter Esch, Brad Krassner and Krassner Family Investments L.P. and any agreement in respect of acquiring, holding, voting or disposing of any securities of the Company contained therein.”

4.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended to add a new definition as subsection (tt) at the end thereof:

“(tt)           “NP-Lorex Schedule 13D” means the Schedule 13D dated June 19, 2014 jointly filed by Newcastle Partners, L.P., Newcastle Capital Group, L.L.C., Newcastle Capital Management, L.P., NCM Services Inc., the Schwarz 2012 Family Trust, Mark E. Schwarz, John Murray, Clinton Coleman, James Dvorak, Lorex Investments AG, Dieter Esch and Peter Marty, as may be subsequently amended; provided that both Newcastle Partners, L.P. and Lorex Investments A.G. are reporting persons thereon.”

4.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended to add a new definition as subsection (uu) at the end thereof:

               “(uu)           “NP-Lorex Schedule 13D Reporting Person” means a reporting person on the NP-Lorex Schedule 13D.”

5.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended to add a new definition as subsection (vv) at the end thereof:

                “(vv) “NP-Lorex Section 13(d) Group” means any Section 13(d) “group” that may be considered to exist among NP-Lorex Schedule 13D Reporting Persons, as reported pursuant to the NP-Lorex Schedule 13D.”

6.  Amendment of Section 3(a).  Section 3(a) of the Rights Agreement is hereby amended by replacing the last sentence thereof with the following sentence:

                “Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Wilhelmina Agreement, (ii) the acquisition of Common Shares pursuant to the Wilhelmina Agreement, (iii) the consummation of any other transactions contemplated by the Wilhelmina Agreement, (iv) the issuance of stock options to any Wilhelmina Seller or the exercise thereof by such Wilhelmina Seller, (v) the Krassner Purchases, (vi) any Wilhelmina Control Seller Coordination Activities, (vii) any Permitted Lorex Purchases, (viii) any

Permitted Krassner L.P. Purchases, (ix) the Reported Chez Purchases, (x) any Permitted Additional Chez Purchases, (xi) the existence of the Mutual Support Agreement or (xii) any Attributed Shares.”

7.  Amendment of Section 7(a).  Section 7(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                “Notwithstanding anything in this Rights Agreement to the contrary, neither the existence of the Mutual Support Agreement nor any Attributed Shares shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise.”

8.  Amendment of Section 11.  Section 11 of the Rights Agreement is hereby amended to add the following sentence after the third sentence of said Section:

                “Notwithstanding anything in this Rights Agreement to the contrary, neither the existence of the Mutual Support Agreement nor any Attributed Shares shall be deemed to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11.”

               9.  Amendment of Section 13.  Section 13 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

               “Notwithstanding anything in this Rights Agreement to the contrary, neither the existence of the Mutual Support Agreement nor any Attributed Shares shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with Section 13.”

               10.  Amendment of Section 25(a).  Section 25(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

               “Notwithstanding anything in this Rights Agreement to the contrary, neither the existence of the Mutual Support Agreement nor any Attributed Shares shall be deemed to require the Company to provide notice in accordance with this Section 25.”

12.  Effectiveness.  This Fourteenth Amendment shall be deemed effective as of the date first written above, as if executed on such date.  Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                13.  Miscellaneous.  This Fourteenth Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.  This Fourteenth Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  If any provision, covenant or restriction of this Fourteenth Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Fourteenth Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

[Signature Page to Follow]

[Signature Page to Fourteenth Amendment to Rights Agreement]

IN WITNESS WHEREOF, this Fourteenth Amendment is effective as of the day and year first referenced above.

WILHELMINA INTERNATIONAL, INC.
By:	/s/ John Murray
	Name:	John Murray
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. , AS RIGHTS AGENT

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

CERTIFICATION AND INSTRUCTION TO RIGHTS AGENT: The officer of the Company whose duly authorized signature appears above certifies that this Fourteenth Amendment is in compliance with the terms of Section 27 of the Rights Agreement and, on behalf of the Company, instructs the Rights Agent to enter into this Fourteenth Amendment.